UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2018

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2018, the Board of Directors of eHealth, Inc. (the “Company”) appointed Derek Yung as senior vice president, chief financial officer of the Company, effective June 4, 2018. Mr. Yung, 45, previously served as chief financial officer of Hotwire, Inc., a travel services company owned by Expedia, Inc., from January 2016 to May 2018. From August 2015 to January 2016, he served as chief financial officer of Ticketfly, Inc., a live events ticketing company. Previously, Mr. Yung served as chief financial officer of Tria Beauty, Inc., a consumer skincare company, from January 2014 to March 2015 and as chief financial officer of Nextag, Inc., a comparison shopping and e-commerce services company, from January 2011 to January 2014. Mr. Yung holds a B.S. degree in computer science from Stanford University and an M.B.A from the Kellogg School of Management at Northwestern University.

In connection with the appointment of Mr. Yung as senior vice president, chief financial officer, the Board approved an employment agreement with Mr. Yung (the “Employment Agreement”), which provides for an initial annual base salary of $350,000 and a target annual incentive award opportunity equal to 60% of his annual base salary, or $210,000, subject to such performance goals and other terms as determined by the Compensation Committee of the Board (the “Compensation Committee”); provided, however, that the first $60,000 of Mr. Yung’s target annual incentive for 2018 shall be guaranteed.

The Employment Agreement provides for the grant, subject to Compensation Committee approval, of a non-statutory stock option to purchase 42,500 shares of the common stock of the Company (the “Time-Based Option”) and a performance‑based non-statutory stock option to purchase 42,500 shares of the common stock of the Company (the “Performance-Based Option”). Each of the Time-Based Option and the Performance-Based Option will have a per share exercise price equal to the closing price of the Company’s common stock on the date of grant. The Time-Based Option will be subject to vesting over four years, subject to potential acceleration upon certain terminations of employment. Portions of the Performance-Based Option are eligible to be earned based on the Company’s achievement of various levels of thirty calendar day average stock price targets (or transaction price targets, in the case of a change in control), with vesting generally occurring one year following the date the option is earned, so long as Mr. Yung has remained in continuous service with the Company (subject to potential acceleration of vesting upon certain terminations of employment). Each of the Time-Based Option and Performance-Based Option will be granted under the Company’s 2014 Equity Incentive Plan (the “Equity Plan”) and otherwise be subject to the terms and conditions of an option agreement under the Equity Plan.

The Employment Agreement also provides for the grant, subject to Compensation Committee approval, of two restricted stock unit awards. The first restricted stock unit award will cover 25,000 shares of the Company’s common stock and will be subject to vesting over four years, subject to potential acceleration upon certain terminations of employment (the “Time-Based RSU”). The second restricted stock unit award will cover 25,000 shares of common stock and will be subject to earning and vesting in accordance with the provisions described above regarding the Performance-Based Option (the “Performance-Based RSU”). Each of the Time-Based RSU and Performance-Based RSU will be granted under the Equity Plan and otherwise be subject to the terms and conditions of an award agreement under the Equity Plan.

If Mr. Yung’s employment is terminated by the Company without cause or if he voluntarily resigns for good reason, he will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to up to twelve months of his then current annual base salary; (ii) Company‑paid COBRA premiums for up to 12 months, (iii) vesting acceleration of the Time-Based Option and Time‑Based RSU to the extent the award otherwise would have vested had he remained employed for an additional 12 months, and (iv) vesting acceleration of the Performance-Based Option and Performance‑Based RSU with respect to the portion of the award (if any) for which the applicable performance goals had been met as of the date of employment termination. Mr. Yung’s receipt of the foregoing severance payments and benefits is conditioned on his execution of a release of claims in favor of the Company and its affiliates.

There are no family relationships between Mr. Yung and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than the Employment Agreement, there are no transactions between Mr. Yung or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Yung and any other persons pursuant to which Mr. Yung was selected as the senior vice president, chief financial officer of the Company.

The foregoing descriptions of the Employment Agreement are summaries only and do not purport to be complete. A copy of the Employment Agreement, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

In connection with the appointment of Mr. Yung as the Company’s senior vice president, chief financial officer, the Board of Directors of the Company determined Mr. Yung to be the Company’s principal financial officer and principal accounting officer. David Francis, the Company’s chief operating officer, will longer serve as the Company’s chief and principal financial officer and Jay Jennings, the Company’s senior vice president, finance, will no longer serve as the Company’s chief and principal accounting officer.

On June 4, 2018, the Company issued a press release announcing the appointment of Mr. Yung. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release of eHealth, Inc., dated June 4, 2018 (eHealth Appoints Derek N. Yung as Chief Financial Officer).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 4, 2018	/s/ Scott Giesler Scott Giesler SVP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of eHealth, Inc., dated June 4, 2018 (eHealth Appoints Derek N. Yung as Chief Financial Officer).